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                                                                       Exhibit 1


                            CONSORCIO ECUATORIANO DE
                         TELECOMUNICACIONES S.A. CONECEL

                      9,195,580 American Depositary Shares
                        Each Representing Four Shares of
             CLASS B COMMON STOCK, PAR VALUE 1,000 SUCRES PER SHARE

                             UNDERWRITING AGREEMENT

                                                                  April __, 1998

UBS Securities LLC
SBC Warburg Dillon Read Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lehman Brothers Inc.
  As Representatives of the several Underwriters
     named in Schedule I hereto
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

         Consorcio Ecuatoriano de Telecomunicaciones S. A. CONECEL (the "Company"), a corporation (sociedad anonima) formed under the laws of the Republic of Ecuador ("Ecuador"), proposes to cause the issuance of, and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representatives"), an aggregate of 8,046,464 American Depositary Shares, each representing four shares of Class B Common Stock, par value 1,000 sucres per share of the Company (the "Class B Shares"), and the shareholders of the Company named in Schedule II hereto (collectively, the "Selling Shareholders") propose to sell to the Underwriters an aggregate of 1,149,116 American Depositary Shares, subject to the terms and conditions stated herein. The aggregate of 9,195,580American Depositary Shares, representing 36,782,320 Class B Shares to be sold by the Company and the Selling Shareholders are hereinafter referred to as the "Firm ADSs." The Company also proposes to cause the issuance of, and sell, solely to cover over-allotments, if any, to the Underwriters up to an additional 1,379,337 American Depositary Shares representing 5,517,348 Class B Shares (the "Optional ADSs"). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are hereinafter referred to as the "ADSs." The Class B Shares represented by the Firm ADSs are hereinafter referred to as the "Firm Shares" and the Class B Shares represented by the Optional ADSs are hereinafter referred


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to as the "Optional Shares" and the Firm Shares and the Optional Shares are
hereinafter referred to as the "Shares."

         The ADSs will be evidenced by American Depositary Receipts (the "ADRs"), issued against deposit of the Class B Shares by or on behalf of the Company and the Selling Shareholders pursuant to a deposit agreement dated as of March __, 1998 (the "Deposit Agreement") among the Company, Bankers Trust Company, as depositary (the "Depositary"), and the Holders and Beneficial Owners (as defined in the Deposit Agreement) from time to time of the ADRs issued thereunder.

         1. Representations and Warranties of the Company and the Selling Shareholders.

         (a) The Company hereby represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) A registration statement on Form F-1 (File No. 333-47723) (the "Initial Registration Statement") in respect of the ADSs has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act (the "Rules and Regulations") is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement," such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, or, if no final prospectus is required to be filed pursuant to Rule 424(b) under the Act, in the form contained in the Registration Statement at the time it became effective is hereinafter called the "Prospectus");

                  (ii) No order, nor notice of any order, preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of




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the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement or the Prospectus or any Preliminary Prospectus made or omitted to be made in reliance upon information furnished to the Company in writing by you expressly for use therein. You agree that the statements included in the last paragraph of the cover of the Prospectus and in the second, third, seventh and eight paragraphs under the caption "Underwriting" in the Prospectus have been made in reliance upon the information furnished to the Company in writing by you expressly for use therein;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement or the Prospectus or any Preliminary Prospectus made or omitted to be made in reliance upon information furnished to the Company in writing by you expressly for use therein. You agree that the statements included in the last paragraph of the cover of the Prospectus and in the second, third, seventh and eight paragraphs under the caption "Underwriting" in the Prospectus have been made in reliance upon the information furnished to the Company in writing by you expressly for use therein;

                  (iv) A registration statement on Form F-6 (File No. 333-8450) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the "ADS Registration Statement"); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (v) The Company has been duly incorporated and is validly existing as a corporation (sociedad anonima) in good standing under the laws of Ecuador, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified or licensed by each jurisdiction in which it




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conducts business and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on its assets, operations, business, condition (financial or otherwise), or prospects. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or maintains an office, except where the failure to be so qualified and in good standing would not have a material adverse effect on its assets, operations, business, condition, or prospects. The Company has no direct or indirect subsidiaries (as defined in the Rules and Regulations). The Company does not own, directly or indirectly, any shares of stock or any equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, except a 3% equity interest in Conecel Holdings Limited;

                  (vi) The Company has full corporate power and authority to enter into this Agreement and the Deposit Agreement and to perform the transactions contemplated hereby and thereby. This Agreement and the Deposit Agreement each has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement on the part of the Company, and each of this Agreement and the Deposit Agreement is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally or by general equitable principles. Upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADRs and the ADSs conform in all material respects to the descriptions thereof contained in the Prospectus;

                  (vii) No consent, approval (including exchange control approval), authorization, order, license, filing, registration, clearance or qualification of or with any court or governmental agency or regulatory body (hereinafter referred to as a "Governmental Agency") having jurisdiction over the Company or any of its properties or assets (hereinafter referred to as "Governmental Authorizations") is required for (A) the issuance of the Shares,
(B) the deposit of the Shares by the Company and the Selling Shareholders being deposited with Banco La Previsora S.A. (the "Custodian") on behalf of the Depositary, against issuance of ADRs evidencing ADSs to be delivered hereunder,
(C) the issuance and sale of the ADSs in respect of the deposited Shares, (D) the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized, and (E) the consummation and performance by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (1) the registration under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the ADSs and the Shares, (2) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (3) such Governmental Authorizations as may be required under United States state securities or Blue Sky laws, or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters;




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                  (viii) The issuance and sale of the Shares to be sold by the
Company hereunder, the deposit of the Shares being deposited by the Company with the Custodian, on behalf of the Depositary, against issuance of ADRs evidencing ADSs, the performance and compliance by the Company with the respective obligations of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with the giving of notice, the passage of time, or both would constitute a breach or violation of, or default under) (A) except as specifically disclosed in the Prospectus any provision of any indenture (including the Conecel Indenture and the Conecel Holdings Indenture (each as defined in the Prospectus and as amended)), mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets may be affected or subject, which in any event could have a material adverse effect on the assets , operations, business, condition (financial or otherwise) or prospects of the Company (B) any provision of the Memorandum of Association (or similar organizational document) or bylaws (Estatutos) of the Company, or (C) any provision of any statute or any law, order, rule, regulation or decree of any Governmental Agency having jurisdiction over the Company or any of its properties;

                  (ix) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim, proceeding or investigation against the Company, any of its officers, its controlling persons, or any of its properties or assets, at law or in equity, or before any Governmental Agency or otherwise which reasonably could individually or in the aggregate, be expected to have a material adverse effect on the assets, operations, business, properties, condition (financial or otherwise) or prospects of the Company or might adversely affect the ability of the Company to consummate the transactions contemplated hereby or by the Deposit Agreement. There are no statutes, rules, regulations, agreements, contracts, leases or documents that are required to be described in the Prospectus, or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been accurately, completely and fairly described in the Prospectus or filed as exhibits to the Registration Statement;

                  (x) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform in all material respects to, and entitle the holders thereof to the rights set forth in, the description thereof contained in the Prospectus (and such description correctly states the substance of the provisions of the instruments defining the capital stock of the Company); all of the issued shares of capital stock of the Company have been issued in compliance with all applicable U.S. federal and state securities laws and Ecuadorian laws; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive, resale, rights of first refusal or other rights to acquire the Shares or the ADSs which have not been complied with or waived; except for the warrants described in the Prospectus and preemptive rights under Ecuadorian law described in the Prospectus (which have been waived in connection with this transaction), there are no outstanding securities convertible into or exchangeable for, or warrants, rights (including, without limitation, preemptive rights) or options to purchase from the Company, or obligations



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of the Company to issue, the Class B Shares or any other class of capital stock of the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such warrants, rights or options; the Shares may be freely deposited by the Company and the Selling Shareholders with the Custodian on behalf of the Depositary against issuance of ADRs evidencing ADSs to the extent set forth under "Description of American Depositary Receipts" in the Prospectus; the ADSs to be purchased hereunder are freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of Ecuador and of the United States except as described in the Prospectus under "Description of Capital Stock" and "Description of American Depositary Receipts";

                  (xi) The Shares to be deposited by the Company with the Custodian in accordance with the Deposit Agreement have been duly and validly authorized and, when issued and delivered against payment as provided in the Deposit Agreement, such Shares will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim, and will conform in all material respects to the description of the Class B Shares contained in the Prospectus. The Shares to be deposited by the Selling Shareholders with the Custodian in accordance with the Deposit Agreement against issuance of ADRs representing such Shares are duly and validly authorized, issued, fully paid, and nonassessable;

                  (xii) The ADSs to be issued and sold by the Company and the Selling Shareholders are authorized for quotation on the Nasdaq National Market ("NASDAQ"), subject to official notice of issuance;

                  (xiii) All dividends and other distributions declared and payable on the capital stock of the Company under the current laws and regulations of Ecuador to be paid in Ecuadorian Sucres (including any such dividends or distributions to be paid to the Depositary) may be converted into foreign currency that may be freely transferred out of Ecuador, and except as described in the Prospectus under the heading "Taxation - Ecuadorian Taxation," such dividends or other distributions will not be subject to withholding or other taxes under the laws and regulations of Ecuador and are otherwise free and clear of any other tax, duty, withholding or deduction in Ecuador and without the necessity of obtaining any Governmental Authorization in Ecuador;

                  (xiv) BDO Binder (the "Accountants") who have certified the financial statements and delivered their report with respect to the audited financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, together with the related schedules and notes, forming part of the Registration Statement and the Prospectus, have been prepared in accordance with generally accepted accounting principles as in effect in the United States ("U.S. GAAP")




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applied on a consistent basis throughout the periods involved and present fairly the financial position of the Company as at the dates indicated, and the results of operations, cash flows and changes in financial position of the Company for the periods specified. The selected and summary financial and statistical data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement;

                  (xv) The statements set forth in the Prospectus under the heading "Description of American Depositary Receipts" insofar as such statements purport to summarize certain terms of the ADSs and the Deposit Agreement, under the heading "Description of Capital Stock" insofar as such statements purport to summarize certain terms of the Company's capital stock, under the caption "Taxation-United States Taxation" insofar as they purport to constitute a summary of the material United States Federal income tax consequences of the offering, under the caption "Taxation-Ecuadorian Taxation" insofar as they purport to constitute a summary of the material Ecuadorian income tax consequences of the offering, fairly and accurately summarize such terms, United States Federal income tax consequences and Ecuadorian tax consequences, respectively;

                  (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties or assets of the Company described or referred to in the Prospectus or the general affairs, management, results of operations, condition, financial position, stockholders' equity or prospects of the Company, (B) any loss or interference with the Company's business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for any loss or interference which does not and would not be reasonably likely to have a material adverse effect on the Company, (C) the issuance or grant of any securities or rights to acquire any securities of the Company, (D) any obligation or liability, direct or contingent, of the Company, except obligations or liabilities incurred in the ordinary course of business, (E) any change in the capital stock or outstanding indebtedness of the Company, (F) any dividend or distribution of any kind declared, paid or made on any class of the capital stock of the Company or (G) any transaction or acquisition by the Company, except transactions in the ordinary course of business or (H) any change or prospective change affecting the Company's licenses. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement;

                  (xvii) The Company has good and marketable title in fee simple to all of its real property and good and marketable title to all of its personal property owned by it, in each case free and clear of all liens, security interests, encumbrances, claims, defects, equitable interests or restrictions except as are described in the Prospectus or such as do not, or would not be reasonably likely in the aggregate to have, a material adverse effect on the Company or materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and for the real and personal property of the




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Company held under lease, the Company has valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company and such leases conform in all material respects to the description thereof, if any, set forth in the Prospectus;

                  (xviii) The Company has all necessary licenses (including cellular licenses), concessions, franchises, permits, authorizations, consents and approvals and has made all necessary filings required under any law, regulation or rule required in order to own or lease its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Prospectus, except to the extent that any failure to have any such licenses, concessions, franchises, permits, authorizations, consents or approvals or to make any such filings, would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business, condition (financial or otherwise), or prospects of the Company or the transactions contemplated hereby or by the Deposit Agreement; all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, concession, permit, authorization, approval or consent to be withdrawn, canceled, suspended or not renewed). The Company is not in violation of, or in default under and no event has occurred which, with the giving of notice or the passage of time or both, would cause the Company to be in violation of, or default under, any such license, concession, franchise, permit, authorization, consent or approval or any law, regulation or rule or any decree, order or judgment applicable to the Company which in any such event could have a material adverse effect on the assets, operations, business, condition (financial or otherwise) or prospects of the Company;

                  (xix) The Company has all licenses, franchises, permits, authorizations, approvals and orders of and from all Governmental Agencies that are necessary to own or lease its properties and conduct its business as now conducted and as proposed to be conducted as described in the Prospectus, including (A) the 15-year cellular license granted to the Company by the government of Ecuador pursuant to the Contrato de Autorizacion del Servicio de Telefonia Movil Celular, dated August 26, 1993, as amended (the "Cellular Concession"), (B) the 15-year license to install, operate and maintain a satellite system that provides various domestic and international telecommunications services, including the transmission of data, voice and image signals granted to the Company by the government of Ecuador, dated December 9, 1994, as amended (the "Data Transmission Concession") and (C) the 10-year interest service license granted by the government of Ecuador, dated August 22, 1997 (the "Internet Concession"). Each of the Cellular Concession, the Data Transmission Concession and Internet Concession is in full force and effect. The Company is not in violation of, or in default under, or with the giving of notice or the passage of time or both, would be in violation of, or in default under the Cellular Concession, the Data Transmission Concession or Internet Concession;

                  (xx) The Company is not in breach of, or in default (nor has any event occurred which with the giving of notice or the passage of time or both, would constitute a breach of, or default under) (A) under its Memorandum of Association (or similar organizational document) or bylaws (Estatutos) or (B) except as specifically disclosed in the Prospectus in the performance or observance of any obligation, agreement, covenant or condition contained in any




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indenture (including the Conecel Holdings Indenture and the Conecel Indenture),
mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets may be affected or subject and the waivers/supplemental indentures relating to the Conecel Holdings Indenture and Conecel Indenture are in full force and effect, except in the case of clause
(B), for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company;

                  (xxi) The Company has filed on a timely basis all necessary federal, state, local and foreign income, franchise and other tax returns and has paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company which might have a material adverse effect on the current or future condition (financial or otherwise), results of operations, business or prospects of the Company;

                  (xxii) No stock exchange, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Ecuador or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Shares to be sold by the Company, (B) the deposit with the Custodian, on behalf of the Depositary, of Shares by the Company and the Selling Shareholders against the issuance of ADRs evidencing ADSs, (C) the authorization, issuance, sale and delivery by the Company and the Selling Shareholders of the Shares and ADSs to or for the respective accounts of the Underwriters or (D) the sale and delivery outside Ecuador by the Underwriters of the ADSs to the initial purchases thereof;

                  (xxiii) The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, formulae, trade secrets, know-how, franchises, and other intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted as described in the Prospectus. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described in the Prospectus, except as described in the Prospectus. The Prospectus fairly and accurately describes rights with respect to the Intellectual Property. The Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) rights or claims of others with respect to any Intellectual Property. The Company is not aware of any patents of others which are infringed upon by potential products or processes referred to in the Prospectus;

                  (xxiv) The Company is in compliance with all applicable laws, rules and regulations, orders, decrees and judgements, including those relating to transactions with affiliates;

                  (xxv) The Company carries or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties as is customary for companies engaged in similar businesses in similar industries;




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                  (xxvi) No labor disturbances by the employees of the Company exist or, to the knowledge of the Company, are threatened which might be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of the Company;

                  (xxvii) The Company is not, and after giving effect to the offering and sale of the ADSs, will not be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                  (xxviii) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby;

                  (xxix) The ADS are registered pursuant to Section 12(g) of the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing;

                  (xxx) Neither the Company, nor any of its respective officers, directors or affiliates has taken or will take, directly or indirectly, any action which was designed to or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs and each of the Company and its affiliates are otherwise in compliance with Regulation M under the Exchange Act;

                  (xxxi) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Act and the Rules and Regulations. True and complete copies of all such reports and other documents have been delivered to you;

                  (xxxii) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under Ecuadorian law;

                  (xxxiii) Except as described in or contemplated by the Prospectus, the Company has not entered into any material transaction outside of the ordinary course of business or with any affiliate except on an arm's length basis;

                  (xxxiv) There are no liens, pledges or encumbrances on the assets of the Company or capital stock of the Company, except as set forth in the Prospectus;




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                  (xxxv) There is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any securities of the Company in connection with the filing of the Registration Statement;

                  (xxxvi) The Company is not and upon consummation of the offering of the Shares, will not be treated for U.S. tax purposes as a Passive Foreign Investment Company within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended;

                  (xxxvii) This Agreement, the Deposit Agreement and the Shares and ADSs are in proper legal form under the laws of Ecuador for the enforcement thereof against the Company under the laws of Ecuador; and to ensure the legality, validity, enforceability or admissibility into evidence in Ecuador of this Agreement, the Deposit Agreement and the Shares and ADSs, it is not necessary that this Agreement, the Deposit Agreement, any Share or ADS or any other document be filed or recorded with any court or other authority in Ecuador or that any Ecuadorian stamp or similar tax be paid on or in respect of this Agreement, the Deposit Agreement, any Share or ADS or any other document to be furnished hereunder or thereunder; and

                  (xxxviii) Neither the Company, the Selling Shareholders nor to their knowledge, their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of
Section 517.075, Florida Statutes.

         (b) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                  (i) The Selling Shareholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as currently conducted; [MAY NEED MODIFICATION DEPENDING UPON THE TYPES OF ENTITIES.]

                  (ii) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a legal, valid and binding agreement on the part of such Selling Shareholder, in accordance with its terms. All Governmental Authorizations required for (A) the deposit by such Selling Shareholder of the Shares being deposited with the Custodian on behalf of the Depositary against issuance of ADRs evidencing ADSs to be delivered hereunder,
(B) the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") hereinafter referred to to be duly and validly authorized,
(C) for the sale and delivery of the Shares and the ADS to be sold by such Selling Shareholder hereunder and (D) the consummation and performance by such Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney and Custody Agreement, have been obtained; and such Selling Shareholder has full right, power and authority (corporate and otherwise) to enter into this Agreement, the Power of Attorney and the Custody Agreement to perform the transactions contemplated hereby and thereby and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

                  (iii) The sale of the Shares to be sold by such Selling Shareholder hereunder, the deposit of the Shares being deposited by such Selling Shareholder with the Custodian, on behalf of the Depositary, against issuance of ADRs evidencing ADSs, the performance and compliance by such Selling Shareholder with the respective obligations of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with the giving of notice, the passage of time, or both would constitute a breach or violation of, or default under) (A) any provision of any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder may be affected or subject, (B) any provision of the Certificate of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Articles of Partnership or any similar or related instrument of such Selling Shareholder if such Selling Shareholder is a partnership, the Deed of Trust, Trust Agreement or any similar or related instrument if such Selling Shareholder is a trust, or (C) any provision of any statute or any law, order, rule, regulation or decree of any Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                  (iv) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares to the Custodian in accordance with the Deposit Agreement against issuance of ADSs to be sold hereunder and upon and payment therefor pursuant to this Agreement, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Depositary, subject only to the Deposit Agreement;

                  (v) There is not pending or, to such Selling Shareholder's knowledge, threatened, any action, suit, claim, proceeding or investigation against such Selling Shareholder, any of its officers or any of its properties or assets, at law or in equity, or before any Governmental Agency or otherwise which reasonably could individually or in the aggregate, be expected to have a material adverse effect on the assets, operations, business, properties, condition (financial or otherwise) or prospects of such Selling Shareholder or might adversely affect the ability of such Selling Shareholder to consummate the transactions contemplated hereby or by the Power of Attorney or the Custody Agreement;

                  (vi) The Selling Shareholder has effectively and validly waived its preemptive rights in respect of the Shares and the ADSs to be issued and sold by the Company pursuant hereto;

                  (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the Rules and Regulations and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to Banco La Previsora S.A., as share custodian (the "Share Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Paul Siska Goytre and Guido Paez Puga, or either of them acting singly, as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact"), each with full power to act without the other and with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         2. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders at a purchase price per ADS of $___ the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all the Underwriters from the Company and all the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in

Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,379,337 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the ADSs for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as UBS Securities LLC may request upon at least 48 hours' notice to the Company and the Selling Shareholders prior to a Time of Delivery (as defined below)(the "Notification Time"), shall be delivered by or on behalf of the Company and the Selling Shareholders to or upon the order of UBS Securities LLC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks or by wire transfer or other same day funds, payable to the order of the Company and to the Share Custodian for the account of the Selling Shareholders. The Company and the Selling Shareholders will cause the certificates representing the ADSs to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of UBS Securities LLC, 299 Park Avenue, New York, New York 10171 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on ________, 1998 or such other time and date as UBS Securities LLC, the Company and the Share Custodian may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by UBS Securities LLC in the written notice given by UBS Securities LLC of the Underwriters' election to purchase such Optional ADSs, or such other time and date as UBS Securities LLC and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the "First Time of Delivery" such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 (the "Closing Location"), and the ADSs will be delivered as specified in Section 4(a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. (a) The Company agrees with each of the Underwriters:

                  (i) To prepare the Prospectus in a form approved by you and, if required by Rule 424(b) under the Act, to file such Prospectus under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall not have been reasonably approved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the ADSs; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (ii) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (iii) Prior to 10:00 a.m., New York City time, on the New York Business Day immediately succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any events shall have occurred as a result of which the

Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus satisfying the requirements of
Section 10(a)(3) of the Act, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (iv) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (v) (A) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus,
(i) not to offer, sell, pledge, contract to sell, sell any option, grant any option for the sale of or otherwise dispose of, any Class B Shares, shares of Class A common stock, par value 1,000 sucres per share of the Company ("Class A Shares"), ADSs, including but not limited to any securities that are convertible into or exercisable for, or that represent the right to receive Class B Shares or Class A Shares or any substantially similar securities (other than pursuant to employee share option plans described in the Prospectus or existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and disclosed in the Prospectus) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Shares or Class B Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Class A Shares or Class B Shares or securities convertible into or exchangeable for Class A Shares or Class B Shares, in cash or otherwise without your prior written consent; and (B) to cause Centro Empresarial, Cempresa C.A., an Ecuadorian company ("Cempresa"), and Conecel Holdings Limited, a British Virgin Islands company ("Conecel Holdings") to deliver an agreement to you, pursuant to which Cempresa and Conecel Holdings shall have agreed, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to (i) offer, sell, pledge, contract to sell, sell any option, grant any option for the sale of or otherwise dispose of, any shares of Class B Shares, Class A Shares, ADSs, including but not limited to any securities that are convertible into or exercisable for, or that represent the right to receive Class B Shares or Class A Shares or any substantially similar securities or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Shares or Class B Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Class A Shares or Class B Shares or securities convertible into or exchangeable for Class A Shares or Class B Shares, in cash or otherwise without your prior written consent.

                  (vi) To furnish to its shareholders in accordance with U.S. and Ecuadorian law and regulations, or the rules and regulations of the NASDAQ, after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company certified by independent public accountants and prepared in conformity with U.S. GAAP and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for such quarter (in English) in reasonable detail prepared in accordance with U.S. GAAP;

                  (vii) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as practicable after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed or any automated quotation system on which any class of securities of the Company is quoted; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

                  (viii) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;"

                  (ix) Prior to each Time of Delivery to deposit the Shares to be sold by the Company with the Depositary (or an agent of the Depositary appointed for such purpose) in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

                  (x) Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stablization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs;

                  (xi) To use its best efforts to list, subject to notice of issuance, the ADSs on NASDAQ; and

                  (xii) If the Company elected to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (b) Each of the Selling Shareholders severally agrees with each of the
Underwriters:

                  (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, Class B Shares, Class A Common or ADSs or any securities of the Company that are substantially similar to Class B Shares, Class A Common or ADSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Class B Shares, Class A Common or any such substantially similar securities, without your prior written consent;

                  (ii) Prior to the applicable Time of Delivery to cause the Share Custodian to deposit the Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

                  (iii) Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs; and

                  (iv) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, prior to or at the each Time of Delivery, to deliver to you a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) and any other form required by the instructions thereto.

         6. The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the ADSs for offering and sale under United States state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iii) all fees and expenses in connection with the quotation of the ADSs on NASDAQ; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the ADSs;
(v) all expenses and taxes arising as a result of the deposit by the Company and the Selling Shareholders of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company and the Selling Shareholders, of the sale and delivery outside Ecuador of the ADSs by the Underwriters to each other, and of the initial purchasers thereof in the manner contemplated under this Agreement including, in any such case, any Ecuadorian income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS pursuant to this Agreement; (vi) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary or and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs); (vii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof); (viii) the cost of preparing ADRs; (ix) the cost and charges of a transfer agent or registrar, if any; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including; (i) any fees and expenses of counsel for such Selling Shareholder; (ii) such Selling Shareholder's pro rata share of the fees and expenses of the Attorney-in-Fact and the Share Custodian; and (iii) all expenses and U.S. and Ecuadorian taxes incident to the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the ADSs pursuant to this Agreement.

         7. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein or in certificates are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (if required pursuant to Rule 424(b)) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a)(i) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement;

         (b) Proskauer Rose LLP, U.S. counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii), and (xii) of subsection (d) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Perez Bustamante & Perez, Ecuadorian counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (iii), (vi), (vii), (ix), (xi), (xii),
(xiii), (xiv), (xvii) and (xviii) of subsection (e) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (d) Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., U.S. counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c)), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Assuming due authorization, execution and delivery of this Agreement under Ecuadorian law, this Agreement has been duly executed and delivered by the Company;

                  (ii) Assuming due authorization, execution and delivery of the Deposit Agreement under Ecuadorian law and due authorization, execution and delivery of the Deposit Agreement by the Depositary and that the Depositary has full power, authority and legal right to enter into and perform its obligations thereunder, the Deposit Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles;

                  (iii) Upon due issuance by the Depositary of the Master ADR (the "Master ADR") evidencing ADSs being delivered at such Time of Delivery against deposit of Shares to be deposited by the Company and the Selling Shareholders in respect thereof in accordance with the provisions of the Deposit Agreement, such Master ADR with respect to such Shares will be duly and validly issued and the person in whose name the Master ADR is registered will be entitled to the rights specified therein and in the Deposit Agreement;

                  (iv) Under the laws of the State of New York relating to submission to jurisdiction, the Company has pursuant to Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Company;

                  (v) There is not pending, or to such counsel's knowledge, threatened any action, suit, claim, proceeding or investigation against the Company, any of its officers or any of its property or assets, at law or in equity, or before any Governmental Agency or otherwise which reasonably could individually or in the aggregate, be expected to have a material adverse effect on the assets, operations, business, properties, condition (financial or otherwise) or prospects of the Company or might adversely affect the ability of the Company to consummate the transactions contemplated hereby or by the Deposit Agreement;

                  (vi) The issuance and sale of the ADSs to be sold by the Company hereunder, the deposit of the Shares being deposited by the Company with the Custodian, on behalf of the Depositary, against issuance of the Master ADR evidencing ADSs to be delivered at each Time of Delivery, the performance and compliance by the Company with the respective obligations of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated does not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with the giving of notice, the passage of time, or both would constitute a breach or violation of, or default under) (A) any provision of any indenture (including the Conecel Holdings Indenture and the Conecel Indenture), mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets may be affected or subject;
(B) any provision of any United States or New York statute or regulation or any law, order, rule, regulation, or decree known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its properties which in any event could have a material adverse effect on the assets, operations, business, condition (financial or otherwise) or prospects of the Company;

                  (vii) The Company is not in breach of, or in default (nor has any event occurred which with the giving of notice or the passage of time or both, would constitute a breach of, or default under) except as specifically disclosed in the Prospectus, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture (including the Conecel Holdings Indenture and the Conecel Indenture), mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to it to which the Company is a party or by which the Company is bound or to which any of its properties or assets may be affected or subject, except in the case of clause
(B), for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company;

                  (viii) To our knowledge, the Company is in compliance in all material respects with all applicable laws, rules and regulations, orders, decrees and judgements, including those relating to transactions with affiliates, to the extent applicable;

                  (ix) No Governmental Authorization or filing with any Governmental Agency that is required in the United States federal or the State of New York for the issuance of the Shares, the deposit by the Company of the Shares being deposited with the Custodian, on behalf of the Depositary against the issuance of ADRs evidencing the ADSs to be delivered at each Time of Delivery, the issuance and sale of the ADSs in respect of the deposited Shares, the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized and the consummation and performance by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except the registration under the Act of the ADSs and the Shares and the registration under the Exchange Act of the Shares, such Governmental Authorizations as have been obtained and are in full force and effect and such Governmental Authorizations as may be required under state securities or Blue Sky laws, or the rules and regulations of the NASD, in connection with the purchase and distribution of the ADSs by or for the account of the Underwriters;

                  (x) The statements set forth in the Prospectus under the heading "Description of American Depositary Receipts" insofar as such statements purport to summarize certain terms of the ADRs and the Deposit Agreement and under the caption "Taxation-United States Taxation" insofar as they purport to constitute a summary of certain United States Federal income tax consequences, fairly and accurately summarize in all material respects such terms and United States Federal income tax consequences, respectively;

                  (xi) The Company is not, and after giving effect to the offering and sale of the Shares and ADSs, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                  (xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, pro forma financial data and other financial and operating data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 7(d), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be state therein or necessary to make the statements therein not misleading or that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be state therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside of the United States;

         (e) Estudio Juridico Pareja, Abogados, Ecuadorian counsel for the Company and the Selling Shareholders, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a sociedad anonima in good standing under the laws of Ecuador, with full power and authority (corporate and otherwise) to own its properties and to conduct its business, and to execute, deliver and perform this Agreement and the Deposit Agreement;

                  (ii) The Company is duly qualified or licensed by each jurisdiction in which it conducts business and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on its assets, operations, business or condition (financial or otherwise) and the Company is duly qualified, and is in good standing, in each jurisdiction in which it owns or leases real property or maintains an office, except where the failure to be so qualified and in good standing would not have a material adverse effect on its assets, operations, business, condition (financial or otherwise) or prospects;

                  (iii) This Agreement and the Deposit Agreement each has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary and that the Depositary has full power, authority and legal right to enter into and perform its obligations thereunder, the Deposit Agreement constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability affecting creditors' rights and to general equity principles;

                  (iv) The issuance and sale of the ADSs to be sold by the Company hereunder, the deposit of Shares being deposited by the Company with the Custodian, on behalf of the Depositary against issuance of the Master ADR evidencing ADSs to be delivered at each Time of Delivery, the performance and compliance by the Company with the respective obligations of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which or with the giving of notice, the passage of time, or both would constitute a breach or violation of, or default under) (A) any provision of any indenture (including the Conecel Indenture or the Conecel Holdings Indenture), mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its property or assets may be affected or subject,
(B) any provision of
the Memorandum of Association (or similar organizational document or bylaws (Estatutos) of the Company or (C) any provision of any statute or regulation or any order, rule, regulation or decree known to such counsel of any Governmental Agency having jurisdiction over the Company or any of its properties;

                  (v) No Governmental Authorization of or filing with any Governmental Agency is required in Ecuador for the issuance and sale of the Shares or ADSs by the Company, the sale of the Shares or ADSs by the Selling Shareholder, the deposit of the Shares being deposited by the Company and the Selling Shareholder with the Custodian on behalf of the Depositary against issuance of the Master ADR evidencing ADSs to be delivered at each Time of Delivery by the Company and the Selling Shareholder, the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except [NAME OF ANY APPROVAL, AUTHORIZATION OR ORDER] which [HAS][HAVE] been duly obtained and are in full force and effect;

                  (vi) The Company is not in breach of, or in default (nor has any event occurred which with the giving of notice or the passage of time or both, would constitute a breach of, or default under), (A) under its Memorandum of Association (or similar organizational document) or Estatutos or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture (including the Conecel Indenture or Conecel Holdings Indenture), mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets may be subject, except in the case of clause (B), for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company;

                  (vii) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued share capital of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued, are fully paid and nonassessable; all of the issued shares of capital stock of the Company have been issued in compliance with all applicable Ecuadorian laws; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive, resale, rights of first refusal or other rights to acquire the ADSs or the Shares which have not been complied with or waived; except for the Warrants (as defined in the Prospectus), there are no outstanding securities convertible into or exchangeable for, or warrants, rights (including, without limitation, preemptive rights) or options to purchase from the Company, or obligations of the Company to issue, the Class B Shares or any other class of capital stock of the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such warrants, rights or options; the Shares may be freely deposited by the Company and the Selling Shareholders with the Custodian, on behalf of the Depositary against issuance of the Master ADR evidencing ADSs; the ADSs to be purchased hereunder are freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and the initial purchasers thereof; there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of

Ecuador and the United States, in each such case, except as described in the Prospectus; and the Shares conform to the description of the Class B Shares contained in the Prospectus;

                  (viii) There is not pending or, to such counsel's knowledge, threatened any action, suit, claim, proceeding or investigation against the Company, any of its officers or any of its property or assets, at law or in equity, or before or by any Governmental Agency or otherwise which reasonably could individually or in the aggregate, be expected to have a material adverse effect on the assets, operations, business, properties, condition (financial or otherwise) or prospects of the Company or might adversely affect the ability of the Company to perform its obligations hereunder or in the Deposit Agreement;

                  (ix) The statements in the Prospectus and under the captions "Description of Capital Stock," "Risk Factors," "Dividend Policy," "Business--Operating Agreements," "Regulatory Framework," "Management," "Taxation" and "Annex A--The Republic of Ecuador" to the extent such statements relate to matters of Ecuadorian law or regulation or to the provisions of documents therein described, and the statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares, are true and accurate in all material respects and nothing has been omitted from such statements which would make the same misleading in any material respect;

                  (x) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, security interests, encumbrances, claims and defects, equitable interests or restrictions except such as are described in the Prospectus or such as do not or would not be reasonably likely in the aggregate to have, a material adverse effect on the Company or materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company;

                  (xi) The opinions of such counsel set forth in the Prospectus under the caption "Enforcement of Civil Liabilities" are confirmed as of such Time of Delivery;

                  (xii) No stock exchange, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to Ecuador or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Shares to be sold by the Company, (B) the deposit with the Custodian, on behalf of the Depositary, of Shares by the Company and the Selling Shareholder against the issuance of ADRs evidencing ADSs, (C) the authorization, issuance, sale and delivery by the Company and the Selling Shareholders of the ADSs and the Shares to or for the respective accounts of the Underwriters or (D) the sale and delivery outside Ecuador by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein;

                  (xiii) Insofar as matters of Ecuadorian law are concerned, the Registration Statement and the ADS Registration Statement and the filing of the Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

                  (xiv) The Company's agreement to the choice of law provisions set forth in Section 14 hereof and in the Deposit Agreement will be recognized by the Ecuadorian courts; the Company can sue and be sued in its own name; under the laws of Ecuador, the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding in a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof, assuming its validity under New York law, will be effective, insofar as Ecuadorian law is concerned, to confer valid personal jurisdiction over the Company; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement or would be enforceable against the Company in the courts of Ecuador;

                  (xv) Under the laws of Ecuador, the choice of New York law to govern this Agreement and Deposit Agreement is a valid, effective and irrevocable choice of law;

                  (xvi) Under the laws of Ecuador, neither the Company nor any of its respective properties or assets have any indemnity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise);

                  (xvii) The indemnification and contribution provisions set forth in Section 8 hereof and the Deposit Agreement do not contravene the public policy or laws of Ecuador;

                  (xviii) All dividends and other distributions declared and payable on the capital stock of the Company under the current laws and regulations of Ecuador to be paid in Ecuadorian Sucres (including any such dividends or distributions to be paid to the Depositary) may be converted into foreign currency that may be freely transferred out of Ecuador, and except as described in the Prospectus under the heading "Taxation - Ecuadorian Taxation," no such dividends and other distributions will be subject to withholding or other taxes under the laws and regulations of Ecuador and are otherwise free and clear of any other tax, withholding or deduction in Ecuador and without the necessity of obtaining any Governmental Authorization in Ecuador;

                  (xix) The Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments under the laws of Ecuador, including those relating to transactions and affiliates; and

                  (xx) Although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (ix) of this Section 7(e), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be state therein or necessary to make the statements therein not misleading or that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not express any opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be state therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law they have relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (d) of this Section 7;

         (f) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Selling Shareholder has been duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power (corporate or otherwise) to own or lease its property and conduct its business [MUST CHANGE DEPENDING UPON ENTITY];

                  (ii) A Power of Attorney and a Custody Agreement have been duly executed and delivered by such Selling Shareholder and constitute valid and binding agreements of such Selling Shareholder in accordance with their terms;

                  (iii) This Agreement has been duly executed and delivered by or on behalf of such Selling Shareholder and constitutes the valid and binding agreement of such Selling Shareholder in accordance with its terms; and the sale of the Shares and ADS to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Articles of Partnership or any similar or related instrument of such Selling Shareholder if such Selling Shareholder is a partnership or the Deed of Trust, Trust Agreement or any similar or related instrument if such Selling Shareholder is a trust, or any order, rule or regulation known to such counsel of any Governmental Agency having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                  (iv) No Governmental Authorization is required for the deposit by the Selling Shareholder of the Shares being deposited with the Custodian, on behalf of the Depositary, the execution and delivery by the Selling Shareholder of this Agreement, the Power of Attorney or the Custody Agreement to be duly and validly authorized and the consummation of the transactions contemplated by this Agreement in connection with the ADSs to be sold by such Selling Shareholder hereunder, except such as have been obtained under the Act and the Exchange Act and such as may be required under state securities or Blue Sky laws or the rules and regulations of the NASD in connection with the purchase and distribution of such ADSs by the Underwriters;

                  (v) Immediately prior to such Time of Delivery such Selling Shareholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares or ADSs to be sold by such Selling Shareholder hereunder and thereunder; and

                  (vi) Good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters (assuming the Underwriters acquired the ADSs without notice of any adverse claim (as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York)).

         In rendering such opinion, such counsel may state that, to the extent that they express any opinion as to the laws of any jurisdiction other than New York, they are relying upon certificates of such Selling Shareholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the Shares sold by such Selling Shareholder and upon opinions of other counsel for such Selling Shareholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates and opinions;

         (g) Greenburg Traurig Hoffman Lipoff Rosen & Quentel, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Registration Statement on Form F-6 under the Act File No. 333- 8450 as amended appears on its face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. No other document with respect to such registration statement has been filed the Commission; such registration statement has been declared effective and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of such counsel are pending or contemplated under the Act;

                  (ii) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles; and

                  (iii) Upon due issuance by the Depositary of ADRs against delivery of the Shares in accordance with the provisions of the Deposit Agreement, the ADSs evidenced by the ADRs being sold pursuant to this Agreement will entitle the registered holders thereof to the rights specified therein and in the Deposit Agreement.

         In rendering these opinions, such counsel has made the following assumptions: (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, (b) such Class B Shares have been duly issued by the Company and duly deposited with Banco La Previsora S.A. as Custodian, in each case under and in accordance with all applicable laws and regulations and (c) all signatures on documents examined by such counsel have been validly authorized by appropriate corporate authorization procedure;

         (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO Binder shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any change in the authorized share capital or outstanding share capital, or long-term debt of the

Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ;
(ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities in New York, London or Ecuador declared by the relevant authorities; (iv) a change or development involving a prospective change in affecting the Company, the Shares or the ADSs or the transfer thereof or the imposition of exchange controls by the United States or Ecuador; or (v) the outbreak or escalation of hostilities involving the United States or Ecuador or the declaration by the United States or Ecuador of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; or (vi) if any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted, published, decreed or otherwise promulgated which, in the judgement of the Representatives, would materially and adversely affect or will materially and adversely affect the business or operations of the Company; or (vii) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Ecuador or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the market for the ADSs and other equity securities;

         (k) The ADSs to be sold by the Company and the Selling Shareholders at such Time of Delivery shall have been duly accepted for quotation on, subject to notice of issuance, on the NASDAQ;

         (l) The Depositary shall have furnished or caused to be furnished to you, upon receipt from the Company and Selling Shareholders at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

         (m) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you (or your counsel) at such Time of Delivery certificates of officers of the Company and the Selling Shareholders, repectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling

Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 7, and as to such other matters as you may reasonably request; and

         (n) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in Section 1(a) of this Agreement or in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through UBS Securities LLC, expressly for use therein.

         (b) Each of the Selling Shareholders, severally in proportion to the number of ADSs to be sold by such Selling Shareholder hereunder, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in
Section 1(b) of this Agreement or in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through UBS Securities LLC, expressly for use therein. Notwithstanding the foregoing provisions of this subsection (b), in no event shall any Selling Shareholder be liable for an amount in excess of the total proceeds received by such Selling Shareholder from the sale by them of the ADSs (before deducting expenses).

         (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through UBS Securities LLC expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligation of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls any Selling Shareholder or the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such ADSs or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such ADSs, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

         (b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company or any Selling Shareholder, or any controlling person, and shall survive delivery of and payment of the ADSs.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof or if for any reason any ADSs are not delivered by or on behalf of the Company or the Selling Shareholders neither the Company nor any Selling Shareholders shall be liable to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each Selling Shareholder (based on the number of ADSs to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by UBS Securities LLC on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by the Attorney-in-Fact for such Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Registration Department; if to the Company shall be delivered or sent by certified mail, telex or facsimile transmission (together with a confirmation of receipt of transmission), to the address of the Company set forth in the Registration Statement, Attention: President and Chief Executive Officer; and if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in
Schedule II hereto; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Ecuador. The Company has appointed CT Corporation, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereto shall have been given to the Underwriters. The Company hereby covenants to appoint a successor authorized agent if the Authorized Agent is unable or unwilling to serve his appointment. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process in any such action and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or substitute appointment in full force and effect as aforesaid. With respect to any action in any New York Court, service of process upon the Authorized Agent or successor and written notice of such service to the Company (delivered pursuant to Section 12 hereof) shall be deemed, in every respect, effective service of process upon the Company in any such action. [MAY NEED IF THE SELLING SHAREHOLDERS ARE FOREIGNERS WITHOUT PLACE OF BUSINESS IN U.S.]

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company [AND THE SELLING SHAREHOLDERS AS THE CASE MAY BE,] will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company [AND THE SELLING SHAREHOLDERS] and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. [DEPENDS UPON WHO THE SELLING SHAREHOLDERS ARE.]

         16. Time shall be of the essence for this Agreement. As used herein, unless otherwise specified, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us, one for the Company, the Attorney-in-Fact and for each of the Representatives plus one for each counsel, counterparts hereof, and upon the acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.


                                     Very truly yours,

                                     Consorcio Ecuatoriano de Telecomunicaciones
                                     S.A. CONECEL



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Accepted as of the Date Hereof
At New York, New York:              Selling Shareholders Named in
                                    Schedule II to this Agreement

UBS Securities LLC
SBC Warburg Dillon Read Inc.
Donaldson, Lufkin & Jenrette
  Securities Corporation
Lehman Brothers Inc.



                                    By:
                                        ---------------------------------------
By:                                     Name:
  ----------------------------
      (UBS Securities LLC)

                                    As Attorney-in-Fact acting on
                                    behalf of each of the Selling shareholders named in Schedule II to this Agreement.